Exhibit 10.14

RENTAL CONTRACT (office)

Lessor MEGUMI (hereinafter referred to as “Party A”) and the tenant HUHU Technology Co.,Ltd. (hereinafter referred to as “Party B”) have reached an agreement on the following terms:

Title (1) The information of the real estate

Real Estate	Content	M Building the 3rd Floor
	Address	(Residential area ) 2-20 Kuwamizu 2-chome, Chuo-ku, Kumamoto City, Kumamoto Province
(Register book) No. 193 Kuwamizu 2-chome, Chuo-ku, Kumamoto City, Kumamoto Province
	Structure	Reinforced-Concrete Structure 7 Layers / 5 Households
	Type	Office	Construction date	1990/05
	House area	93.40 m²
Attached facilities		There is no content below.

Title (2) Business Content

The R&D of System Construction industry

Title (3) Contract Period

From 2022/07/15 to 2024/07/14 (2 years)
Delivery time of the office	On 2022/07/15

Title (4) Rent

Rent	Monthly 99,000 yen (tax contain: 9,000 yen)	Community expense
Household security		Cash Gift	198,000 yen
Water bill	Monthly 2,200 yen (tax contain: 200 yen)	Guarantee Contract Fee	101,200 yen
Other condition
Key	No
Pcs
Payment time	Pay for the rent of next month before the 27th of this month
Payment method	Accounts

	☑ Bank Accounts Name	ALPHA PROPERTY CO.,LTD.

Title (5) The Tenant’s Emergency Contact

Emergency contact (manager)	(Name) Yasuu Naeda
(Address) TEL 27-63 Noda 2-chome, Kita-ku, Kumamoto City
(Office)TEL International technical exchange cause
(Smart phone) TEL 080-3998-7897

Title (6) Lessor and Agent

Lessor	Name: MEGUM I
Address: 7-24-10 Hinosato, Kasumakata City, Fukuoka

Management Company	Aozora Home Co., Ltd.
Address	2-17-10 Josuizenji, Chuo-ku, Kumamoto City TEL: 096-284-1484
Certificate No. Of Management Company
(General corporation) National Rental Management Association Member No.
Manager	Name: Chie Kata (Real estate operation manager: Registration Number )

※ *If the lessor and property owner are not the same person, please fill in the form below.

Owner	Name
Address

Title (7) Tenant’s Debt Security

Guarantee Method	☑ Joint guarantor	Name	Yasuu Naeda
		Address	27-63 Noda 2-chome, Kita-ku, Kumamoto City
		Amount	One million yen
	☑ Joint guarantee company	Name	Alpha Co., Inc
		Address	15-15 Terukuni Town, Kagoshima City, Kagoshima Province
		Certificate No.	Minister of Land, Infrastructure, Transport and Tourism ( ) No.

Title (8) Renewal matters

When the contract expires, if Party A or Party B does not make any request, the contract will be automatically renewed under the same conditions.

Title (9) Special clause

If the Tenant comes into contact with the Fire Service Act, Building Standards Act, Pollution Prevention Ordinance, or other related laws and ordinances, the Tenant shall immediately make improvements. In the event that the tenant does not improve the violation, etc., the tenant may unilaterally terminate this agreement within 30 days from the date of the notice of improvement order, and if the tenant does not move out, the tenant’s property will be refunded. The property shall be able to be put into service, and the property owner shall be able to dispose of the interior, fixtures and fittings with the security deposit deposited by the tenant.

The lessor and the tenant shall maintain strict confidentiality regarding matters learned in connection with this Agreement (including personal information), and shall not disclose any information to others during the term of this Agreement or even after the termination of the Agreement, unless the other party has consented. The tenant shall bear the following expenses.

① The electricity, gas, water, telephone and other costs used by the tenant and their access costs

② Public taxes of the tenant

③ The tenant builds the additional equipment to the property, the equipment installed by the tenant with the consent of the owner, and the relevant maintenance and repair of the construction cost and all costs of the project

④ All the costs required for the maintenance of the property and the replacement of light bulbs

⑤ Waste disposal fee, cleaning fee (related to buildings and parking lots), street membership dues, etc.

The occurrence date of this property is from July 15,2022.

If Party B is willing to use the signboard, it shall set it up at the place designated by Party A and reveal the contents of the signboard in writing in advance, and party B shall bear the expenses with party A’s consent. Even in the case of moving out, party B shall dismantle at the expense and repair the connection with the building.

From the date of signing this Contract to the date of pawn borrowing, if Party B terminates this Contract, Party B shall pay party A a monthly monthly fee equivalent to 4 months. However, it shall not prevent Party A from asking Party B to compensate for the losses.

From the commencement of this Agreement to July 14,2023, if this Agreement is terminated or terminated due to Party B, Party B shall pay Party A an amount equivalent to 4 months’ monthly fee as liquidated damages for early termination. However, it shall not prevent Party A from asking Party B to compensate for the losses.

If the current consumption rate (10%) is amended, the tenant shall correspond to the revised rate.

In the future, if Party A needs to dismantle or rebuild the property, Party A and Party B will negotiate in good faith.

Title (9) Restoring the house to its original condition
The contract is over due to the expiry of the period, termination of the contract, etc., the creditor’s contract period is natural wear and tear and intentional negligence, and the lender’s original property is added to the equipment, fabrication, billboard, and maintenance. All items have been moved out Repairs will be carried out and the original condition of the object will be restored. The original condition of the object will be restored on the expiration date of this contract. The owner will restore the object to its original condition. The owner of the goods is responsible for both interior and exterior decoration.
Party A /Agent	Name: Aozora Home Co., Ltd.	Tel: 096-284-1484
Address: 2-17-10 Josuizenji, Chuo-ku, Kumamoto City TEL: 096-284-1484
Party B /Tenant	Name: HUHU Technology Co.,Ltd	Tel:
Address: 2-20 Kuwamizu 2-chome, Chuo-ku, Kumamoto City, Kumamoto Province
Party C / Joint Guarantor	Name	Tel: 080-3998-7897
	Address	27-63 Noda 2-chome, Kita-ku, Kumamoto City
Guarantee limit：yen

house agent	A
Address: 2-17-10 Josuizenji, Chuo-ku, Kumamoto City TEL: 096-284-1484 Name: Aozora Home Co., Ltd. Legal representative:Kata Tobi
Certificate No.: Governor Kumamoto (2) No. 4982
Manager	SAME AS ABOVE

In principle, the state is a solid seal

This contract is accompanied by written documents provided in Article 37 of the Homestead Building Transaction Act.

covenant

(Establishment)

Article 1 The lessor (“A”) and tenant (“B”) reach a lease agreement on the house in the title (1).

(Contract Period)

Article 2

1	The contract term and the delivery date of the property shall be specified in title (3).

2	Both Party A and Party B can update the contract based on the stipulations in the contract.

(Rent)

Article 3

1 Party B shall pay the rent to Party A in accordance with title (4).

2 Under any of the following circumstances, both parties may negotiate to modify the rent:

If the freight charges become inappropriate due to a decrease in taxes or other burdens on land or buildings.

When the poverty fee becomes inappropriate due to a rise or fall in the price of land or buildings or other changes in economic circumstances.

If the freight charges are unreasonable compared to the freight charges of buildings of the same type in the vicinity

The rent for less than one month will be calculated as one month’s rent.

(Common Service Fees)

Article 4

1	Party B shall pay the common service fee to Party A in accordance with the title (4) in order to cover the utility costs, water and sewage usage fees, cleaning costs, etc. necessary for the maintenance and management of common areas such as stairs and hallways.

2	Party A and Party B may revise the common service fee after consultation if the common service fee becomes inappropriate due to a decline in miscellaneous management fees.

3	Common service fees for periods less than one minute shall be calculated on a daily basis.

(Taxes and Fees)

Article 5

1	Party A shall bear the taxes and public expenses payable by the property.

2	Party B shall be responsible for the use fee of electricity, waste water, water and other special equipment.

3.	During the term of the contract, Party B shall bear the expenses of the neighborhood committee and other expenses and membership fees incurred by the residence and residence.

4	Party B shall insure fire insurance (tenant liability insurance) for party B’s household goods during the contract period stipulated in title1 of Article 2, and the expenses shall be borne by Party B.

(Security Deposit)

Article 6

1	Party B shall deliver to Party A the deposit specified in Title (4) as a security for the obligations arising from this Agreement.

2.	If Party B fails to perform its obligations under this Agreement, Party A may use the security deposit to pay off such obligations. In this case, Party B cannot use the deposit to pay off the debts before the premises are vacated.

3	If the rent increases, Party B shall compensate the deposit by the difference between the new rent amount and the old rent amount in the months listed in the title (4).

4	Party A shall use the deposit to pay off all the obligations arising from this contract of Party B until the premises is vacated. If there is any surplus, Party A shall return the surplus amount to Party B immediately after the premises are moved out.

5	When deducting the debt amount of Party B in accordance with the provisions of the preceding paragraph, Party A must indicate the details of the debt amount while returning the deposit.

(Ensure that there are no anti-social forces.)

Article 7 Party A and Party B respectively promise the following matters to the other party.

1	The person himself or herself is not a violent group, a company affiliated with a violent group, a corporate racketeer, or a person equivalent to these, or a member thereof, as defined in the Act on Prevention of Unjust Conduct by Violent Group Members.

2	If Party A or Party B is a corporation, its officers are not anti-social forces.

3	Do not allow anti-social forces to use your name to establish the contract.

4	Do not do the following by yourself or through a third party:

①	Use threatening behavior or violence to the other person

②	To obstruct the other party’s business or completely damage the trust of the other party

Regardless any agreement with Party A, Party B shall not transfer or sublet all or part of the lease of the premises to anti-social forces.

(Prohibited Behavior)

Article 8

1	Without the written consent of Party A, Party B shall not transfer or transfer all or part of the leased property to any person.

2	Party B shall not enlarge, renovate, relocate, alter, or remodel the Property or install any structures within the premises of the Property without obtaining written consent from Party A.

3	Party B shall not change the business content stated in the Title (2) without obtaining written consent from Party A.

4	In the case of the preceding three paragraphs, when Party A obtains consent, Party B shall pay a consent fee equivalent to one month’s worth of the pawn fee.

5	Party B shall not sublease all or part of the Property.

6	Party B has the right to claim the return of the security deposit or security deposit, and shall not transfer it to a third party or use it as collateral.

7	When using the Property, Party B shall not engage in any of the following acts or any similar acts that cause trouble to the neighborhood.

8	When using the property or the common areas of the building, Party B shall not engage in any of the following acts without obtaining the written consent of Party A.

Placing items in common areas such as stairs and hallways

Display of advertising materials such as signboards and posters in common areas such as the second staircase and hallways

(Party B’s Management Responsibilities)

Article 9 Party B shall be obliged to use the property under the custody of a prudent manager.

2	Party B shall pay special attention to prevent fire in the property.

3	In addition to complying with the management regulations and use rules, Party A shall also abide by any matters required for the property management notified to Party B by Party A.

4	At the same time of signing the contract, Party A shall provide Party B with the property key required for the occupancy. Party B must be kept and used with these keys by a prudent administrator. If the key is lost or damaged, Party B shall immediately contact Party A and obtain the new key installed by Party A. However, the cost of replacing the new key shall be borne by Party B.

5	Without the consent of Party A, Party B shall not install, replace or copy the key.

(Maintenance During The Contract Period)

Article 10

1	Party A must carry out any maintenance required for Party B’s use of the property. In such case, Party B shall bear the expenses for repair due to Party B, and other expenses shall be borne by Party A.

2	Party A shall notify Party B in advance if it makes repairs according to the provisions of the preceding paragraph. In such case, Party B shall not refuse to repair it unless there is a good reason.

3	In case of any damage, Party B shall promptly notify Party A and discuss the necessity of repair. If case of causes caused to Party A, Party B shall compensate Party B for the losses.

4	If party A has been notified in accordance with the provisions of the preceding paragraph that it is necessary but fails to repair without justifiable reasons, Party B may repair by itself. In this case, the fees refer to title1.

5	Party B may make the repairs listed in title 1 to 7 of this Article without notifying Party A or obtaining the consent of Party A.

①	Replace the bulb, fluorescent lamp, fuse, LED lighting

②	Other repair.

(Cancellation Of Contract)

Article 11

1	If Party B breaches the following obligations, Party A shall terminate this Agreement.

①	When Party B delays in paying the rent or the public area fees for two months or more;

②	If Party B delays in paying the necessary repair costs;

2	If Party B violates the following obligations, Party A shall be unable to perform its obligations even if Party A requires it to perform its obligations within a reasonable time limit. If it is difficult to continue to perform this obligation due to a breach of this Agreement, this Agreement may be terminated.

①	When the house is used for purposes other than residence;

②	Violation of the obligations under Article 8 (except items 6 to 8 of title3).

③	If it is found that the facts stated by Party B or the joint guarantor at the occupancy are material false.

④	If Party B violates the obligations stipulated in each clause of this Agreement.

3	If either party has any of the following circumstances, the other party may terminate this Agreement without further notice.

①	When facts contrary to the commitment in Article 7 are discovered.

②	When the person or the officer falls under the category of anti-social forces after the conclusion of the contract.

4	If Party B breaches the obligations stipulated in Paragraph 2 of Article 7 or acts listed in Items 6 to title8 of Article 8, Party A shall not make any request to terminate this Agreement at any time in the following ways.

(Party B Terminates Contract)

Article 12

1	Party B may cancel this Agreement by submitting a cancellation request to Party A at least six months in advance.

2	Notwithstanding the provisions of the preceding paragraph, Party B may pay one month’s rent to Party A from the date of filing the cancellation application to one month from the date of filing the application for cancellation.

(Rent Loss Caused By Partial Losses, Etc.)

Article 13

1	In the event that a part of the Property becomes unusable due to loss or other reasons, and this is not due to reasons attributable to Party B, Party A and Party B will pay shipping charges in proportion to the proportion of the part that can no longer be used. The necessity and extent of depreciation, period, alternative methods to reduce freight charges, and other necessary matters shall be discussed. In this case, when the pawn amount is reduced, the proportion of the majority of the pawn that can no longer be used shall be paid.

2	In the event that a part of the Property becomes unusable due to loss or other reasons, and the purpose for which Party B rented it cannot be achieved with the remaining portion, Party B may cancel this Agreement.

(Termination Of Contract)

Article 14 This Agreement shall be terminated if the entire property is destroyed or rendered unusable for any other reason.

(Rent Out)

Article 15

1	Party B must notify Party A at least 10 days before the date of renting out, and move out of the room before the date of termination of this Agreement.

2	If this agreement is rescinded in accordance with Article 11, Party B must immediately vacate the property.

3	Upon return, Party B must return the key of the paid property to Party A and give the copy key to Party A.

4	If Party B delays the lease contract, Party B shall pay Party A the amount equivalent to double the rent from the date of termination or termination of the lease contract and compensate for the loss.

(Restoration after Renting Out)

Article 16

1	At the time of vacate the house, Party B must restore the property to its original state, but it does not include the wear and tear caused by normal use and the aging of the property over time. However, if it is caused by natural disasters or other reasons not caused by Party B, it is not necessary to be restored to its original state.

2	Party A and Party B confirmed at the time of this contract that the conditions for restoring the property to its original condition at the time of surrender related to this contract are as stated in the attached table.

(Check In)

Article 17

1	Party A may enter the Property with prior consent from Party B when there is a special need for fire prevention of the Property, preservation of the structure of the Property, or other management of the Property.

2	Party B may not refuse Party A’s access pursuant to the provisions of the preceding paragraph unless there is a justifiable reason.

3	After the cancellation request is made, if the person who intends to lease the property or the person who intends to protect the property after the termination of this contract checks the property, Party A and the person checking the property shall , may enter the Property with prior consent from Party B.

4	Party A may enter the Property without obtaining Party B’s consent in advance if it is necessary to prevent the spread of fire or in other urgent cases. In this case, if Party A enters the premises without Party B’s consent, Party A must notify Party B to that effect.

(Party A’s Obligation To Notify)

Article 18 Party A shall immediately notify Party B in a public form under any of the following circumstances:

1.	Change of rent payment method, etc

2.	Change of Management company listed in Title (5)

(Party B’s Obligation To Notify)

Article 19 If Party B or the joint guarantor is under any of the following circumstances, Party B or the joint guarantor shall immediately notify Party A in writing.

1	when the person is absent for a month or more or is currently absent.

2	Add the residents (excluding births) listed in the title (4)

3	Changes of the guarantor’s address, name, emergency contact information and other detailed information

4	The death or dissolution of the joint and several guarantors

5	When the joint guarantor loses the ability or financial resources needed as the joint and several guarantor, such as deciding to start bankruptcy.

(Delay Compensation)

Article 20 If Party B delays in paying the financial obligations arising from this Agreement, Party B shall suffer the default losses at the rate of 14.6% per year (every 365 days).

(Debt Guarantee Of Party B)

Article 21

1	In this agreement, Party B’s debts will be secured by the method described in the title (7).

2	If “Joint and several guarantor” is checked in header (7), the following provisions shall apply.

(I)	The joint guarantor listed in title (7) (hereinafter referred to as “H” in this section) shall jointly and severally bear the obligations of Party B arising from this agreement. The same shall apply even if this Agreement is updated.

(II)	If Party C is an individual, the burden of Party C under the preceding item shall be limited to the maximum amount stated in the title (7) and in the name and seal column.

(III)	If Party C is an individual, the principal of the services borne by Party C shall be fixed if any of the following applies:

①	When Party A files a claim for compulsory execution or execution of a security interest in respect of Party C’s property for the purpose of paying Party B’s amount of money arising from freight or other fees pursuant to this Agreement. However, this is limited to cases where procedures for compulsory execution or execution of a security interest have begun.

②	When Party C receives a decision to start bankruptcy proceedings Party C:

③	When Party B or Party C dies

(IV)	In the case prescribed in the preceding item, or when Party C loses the ability or financial resources required to act as a guarantor, Party B (or Party B’s inheritance if Party B in the preceding item Party C dies) pursuant to the provisions of Article 19. Person) shall immediately notify Party A to that effect and entrust the guarantee to a new joint guarantor approved by Party A.

(V)	In the case referred to in the preceding item, the joint guarantor who newly concludes a joint and several guarantee contract with Party A shall assume the obligations set forth in item (1).

(VI)	Upon Party C’s request, Party A shall provide Party C, without delay, with information regarding the amount of all debts of Party B, including the status of payment of pawn fees and common service fees, amount of delinquency, amount of compensation for damages, etc.

(VII)	Prior to the conclusion of this agreement, Party B assures Party A that it has provided C with information regarding the following matters:

3.	If “Guarantee provided by Guarantee Service Provider” is checked in title (7), the following provisions shall apply.

(I)	The details of the guarantee provided by the mortgage guarantee company mentioned in title

(7)	shall be as specified separately, and Party A and Party B must take the necessary procedures to use the guarantee at the same time as this contract.

(II)	If Party B does not take the procedures set forth in the preceding item, or if the guarantee set forth in the preceding item cannot be used due to other reasons attributable to Party B, this Agreement shall not be established. However, Party B must bear damages equivalent to the freight charges from the beginning of the contract stated in title (3) until the time the property is vacated.

(III)	In the case referred to in the main text of the preceding item, if Party A and Party B agree to establish a contract by appointing a separate guarantor, notwithstanding the provisions of the preceding item, party Party A and the joint guarantor shall provide a joint guarantor. Once the contract has been concluded, this contract shall be deemed to have been validly established at the beginning of the contract as stated in the title (3).

(Exception Clause)

Article 22 Disasters such as earthquakes, fires, wind and flood damage, theft, and other causes not attributable to both Party A and Party B, or accidents recognized as force majeure (including cases under Article 14), or events not attributable to Party A or Party B. Neither Party A nor Party B shall be liable to each other for damages caused to Party A or Party B due to malfunctions of equipment such as electricity, gas, water supply and drainage, etc.

(Agreement)

Article 23 If party A and Party B have any doubts about the matters not covered herein or the interpretation of the terms hereof, party A and Party B shall negotiate for the settlement in good faith in accordance with the provisions of the Civil Code and other laws.

(Consensus Administrative Court)

Article 24 Where a dispute arising from this Agreement needs to be brought, the local (simple) court with the jurisdiction of the property shall be the court of first instance.

(Matters Concerning Updates And Special Provisions)

Article 25 In addition to the provisions of the preceding article, the relevant matters of renewal and special provisions shall be subject to the provisions of title(7) or title(8).